UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNITED EXPRESS INC.

(Exact name of registrant as specified in its charter)

Nevada	82-1965608
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4345 W. Post Road, Las Vegas, Nevada	89118

(Address of Principal Executive Offices) (Zip Code)

Advisory and Consultancy Agreement between United Express Inc. and Callum Laing

(Full title of the plan)

Ralph White

4345 w. Post Rd, Las Vegas, Nevada 89118

(Name and address of agent for service)

949-350-0123

(Telephone number, including area code, of agent for service)

Copies of all communications to:

William (Bill) Macdonald Esq.

641 Lexington Avenue, 13th Floor

New York, NY 10022

Tel: (212) 271-4272

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE

We prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, to register an aggregate of 1,400,000 shares of our common stock that are issued or issuable pursuant to the Advisory and Consultancy Agreement between United Express Inc. and Callum Arthur Michael Laing, dated October 1, 2023 (the “Laing Advisory Agreement”). The purpose of the Laing Advisory Agreement is to furnish a consultant with an opportunity to invest in our company through the provision of his services in a simple and cost-effective manner and to better align the interests of such consultant with those of our company and our shareholders through the ownership of common shares of our company.

Under cover of this registration statement on Form S-8 is our reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act of 1933 (in accordance with Section C of the General Instructions to Form S-8). The reoffer prospectus may be used for reoffers and resales of up to an aggregate of 1,400,000 “restricted securities” and/or “control securities” (as such terms are defined in Form S-8) issued or issuable pursuant to the Laing Advisory Agreement on a continuous or delayed basis in the future.

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Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information. *

We will send or make available the documents containing the information specified in Part I of Form S-8 to individuals who are parties to the Laing Advisory Agreement, in accordance with the provisions of Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”),

This registration statement and prospectus relates to a maximum of an aggregate of 1,400,000 common shares in the capital stock of United Express Inc., all 1,400,000 of which may be issued pursuant to the Laing Advisory Agreement.

Item 2. Registrant Information and Employee Plan Annual Information. *

* The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Laing Advisory Agreement as specified by Rule 428(b)(1) under the Securities Act of 1933. Such documents are not being filed with the Securities and Exchange Commission, but constitute, along with the documents incorporated by reference into this registration statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933. Requests should be directed to Ralph White, Director, United Express Inc., 4345 W. Post Road, Las Vegas, Nevada 89118, or by calling the company at 949-350-0123.

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Reoffer Prospectus

1,400,000 Shares

United Express Inc.

Common Stock

The selling stockholder identified in this reoffer prospectus may offer and sell up to 1,400,000 of our common stock issued or issuable pursuant to the Laing Advisory Agreement.

The selling stockholder may sell all or a portion of the shares being offered pursuant to this reoffer prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

The selling stockholder and any brokers executing selling orders on their behalf may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act of 1933.

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholder. We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of their legal counsel applicable to the sale of their shares.

Our common stock is quoted on the OTCQB operated by the OTC Markets Inc. under the symbol “UNXP”. On November 6, 2023, the closing price of our common stock on the OTC Markets was $01.51 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is November 22, 2023.

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In this reoffer prospectus, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock. As used in this reoffer prospectus, unless otherwise specified, the terms “we”, “us”, “our” mean United Express Inc., a Nevada corporation and/or our wholly owned subsidiaries, where applicable.

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Prospectus Summary

Our Business

We were formed on June 23, 2017 and have six years of business experience, operating as a general company of transportation, dispatch service, logistics, delivery merchandises and other items for companies and individuals across the United States. As such, it is difficult to determine the average customer of the Company as the business will have the freedom and the ability to effectively arrange for the transportation any type of merchandise. Management anticipates that the business will receive orders for service from companies seeking to move merchandise, as well as, people relocating to different areas of the target regional market areas. A primary concern for the Company is its ability to quickly respond to customer request, give affordable price for the services, and carry the full responsibility from pick up to drop off. Slight fluctuations in oil prices have caused the freight and logistic industries costs to be almost on a straight level during last 12 months. In the event of a significant increase the price of fuel, we will also reasonably increase prices (at a standardized rate of markup) to ensure the profitability of the business.

Our other activities are providing dispatch services for other companies. We work with CVK Express doing dispatch service for them. In this field, companies search for transportation providers and connect them to cargo owners based upon delivery requirements, transportation routes, type of shipment, equipment requirements, cargo size, delivery time and price .

During our last completed fiscal year our business activities have focused on the development of our business plan, locating producers of goods, dispatchers, researching for new customers, van supplies, and development of optimal traffic routes.

Revenues

Our revenues from July 1, 2022 to June 30, 2023 was $296,422. We have several customers working with us. We generated revenue from dispatch and logistics services.

Our revenues from July 1, 2021 to June 30, 2022 were $1,069,004. We generated revenue from dispatch, logistics services and activities for selling used appliances.

Marketing Program

We expect that the business will expand during the next five years of operation. Now, we focus on , US based live sports promotion business.

Fighting Leagues, previously known as Final Fight Championship (FFC), is recognized as one of the world’s leading and most active premier fighting sports promotion companies. This Nevada-based business specializes in organizing combat sports events and selling media rights on an international scale. A notable aspect of this acquisition is the 100% acquisition of Fighting Leagues, which brings with it a valuable license issued by the Nevada State Athletic Commission. This license is unique, as it allows the company as the only one in the state of Nevada to produce live Kickboxing, Boxing, and MMA shows, notably in Las Vegas. It will empower the company with a lot of new opportunities to show itself as an indisputable leader in the industry.

Together with the available knowhow in the company and operational excellence, this is a highly sought after asset by venue owners. Public company status gives more power to the negotiations and new executive management talent is being attracted. The goal with these negotiations is to secure a solid position for the company as the exclusive operator of a top-notch venue for Fighting Leagues to produce its own shows and other world class live events. Securing this position could mean a real gamechanger for Fighting Leagues to acquire and welcome new fighting shows and action-packed live events to the family, and become one of the global leaders in the industry.

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Industry Background and Competition

TV rights for the 40 shows previously held, showing fighters such as Rico Rodriguez, a renowned American MMA fighter who has competed in some of the world’s most prominent combat sports organizations, including the UFC, PRIDE, Bellator, and many others. Other fighters include Mirko Filipovi&cacute; and Pavel Zhuravlev. The TV rights are not limited to the United States, but have worldwide applicability. These rights are the lifetime, encompassing broadcast TV and production rights, and for worldwide applicability. The successful distribution of the shows to a worldwide network of broadcasters could mean a highly profitable business model and will fuel the future growth of the company.

Advertising

The company’s goal is to become a market leader in Europe, and it recognizes the immense growth potential within the sports events market. Global Revenue in the Sports Events industry is expected to show an annual growth rate (CAGR 2023-2027) of 3.91%, resulting in a projected market volume of US$37.16 billions by 2027, with the number of users expected to amount to 311.1millions users by 2027. Looking at the United States alone, Revenue in the Sport Events market is projected to reach US$15.42 billions in 2023.1

Business Strategy

The advantage of being part of a public company with a broader audience is the enhanced ability to negotiate with venues for permanent partnerships in hosting and producing live shows. United Express Inc. also anticipates leveraging its newfound visibility and connections, which may include high-profile individuals with public profiles, to expand its production and broadcasting services into other entertainment areas beyond fight shows, such as fashion shows and game shows. Its multidisciplinary approach to live events, fueled by the horizontal and vertical integration in the entertainment industry together with the public company status, makes it perfectly suited for high growth in the future.

More detailed information related FFC you can find go to the link: https://finalfightchampionship.com

Services

We offer a dispatch service and logistics services to our customers include parcel shipping services for single or multiple pallets of freight to the destination requested by the customers.

As of today, we perform transportation services for B2B customers, or Business to Business. Below is an outline of our operational steps:

1.	We received the order from our customers about product, cost, weight and final destination.
2.	After re-calculate profitability and time frame for the delivery we decide to take or not take this load.
3.

If we agree to make a deal with our driver or an independent contractor with van which is suitable for the carriage Of such cargo going for pick-up. We select independent contractor for transportation based on their ability to effectively serve our customers with respect to price, technology capabilities, geographic coverage and quality of service.

4.	After that the driver sets out on the road to the final destination.
5.	After delivery and unloading we give invoice to our customers and waiting for the payment.

Our Partners

We current work with our customers based on the contracts and without them. Our business loss is a negative development dynamic and raises substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of our development efforts and our efforts to raise capital. Management also believes the Company needs to raise additional capital for working purposes. There is no assurance that such financing will be available in the future. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Fees

In dispatch and logistics, we charge depending on working time and distance. In selling process, we based on reasonable margin between wholesale price and retail price. For the period from July 1, 2022 to June 30, 2023 and from July 1, 2021 to June 30, 2022 we generated revenues from our customers based on the foregoing.

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Governmental Regulation

We are mandatory filers and also, we are subject to federal, state, local regulation and other regulations applicable to our transportation business.

Recent Acquisitions

On September 21, 2023, we entered into a share exchange agreement with Jebour Two Limited and the shareholders of Jebour Two. Pursuant to the terms of the share exchange agreement, we agreed to acquire 100% of the issued and outstanding shares in the capital stock of Jebour Two in exchange for the issuance to the selling shareholders of 12,380,951 shares of our common stock.

Concurrently with the entry into of the share exchange agreement, we completed the acquisition of 100% of the issued and outstanding shares of Jebour Two as contemplated by the share exchange agreement by issuing 12,380,951 shares of our common stock to the three shareholders of Jebour Two, who were parties to the agreement. We issued the 12,380,951 common shares to three non “U.S. persons” in an “offshore transaction” (as those terms term are defined in Regulation S of the Securities Act of 1933), relying on Regulation S and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

Jebour Two is a holding company, whose wholly owned subsidiary is in the business of organising and promoting combat sports events and selling the related media rights internationally.

Jebour Two holds a Nevada, US based live sports promotion business, Fighting Leagues LV inc. (“Fighting Leagues”). Fighting Leagues, previously known as Final Fight Championship (FFC), is recognized as one of the world’s leading and most active premier fighting sports promotion companies. This Nevada-based business specializes in organizing combat sports events and selling media rights on an international scale. A notable aspect of this acquisition is the 100% acquisition of Fighting Leagues, which brings with it a valuable license issued by the Nevada State Athletic Commission. This license is unique, as it allows the company to produce live kickboxing, boxing, and MMA shows in the state of Nevada, notably in Las Vegas. It will empower the company with a lot of new opportunities to show itself as an indisputable leader in the industry.

Furthermore, the acquisition of Fighting Leagues also includes valuable assets related to production and stage equipment. These assets empower United Express to set up the necessary equipment for producing shows at any given time. Together with the available knowhow in the company and operational excellence, this is a highly sought after asset by venue owners, and is currently used by the company as leverage in negotiations with 3 top event venues and casinos in Las Vegas. Being a listed company puts more power to the negotiations and new executive management talent is being attracted. The goal with these negotiations is to secure a solid position for the company as the exclusive operator of a top-notch venue for Fighting Leagues to produce its own shows and other world class live events. Securing this position could mean a real gamechanger for Fighting Leagues to acquire and welcome new fighting shows and action-packed live events to the family, and become one of the global leaders in the industry.

United Express is actively pursuing an acquisition strategy aimed at consolidating its position in the market, particularly within the live entertainment industry. The company’s goal is to become a market leader in Europe, and it recognizes the immense growth potential within the sports events market. In 2023, the global revenue in the sports events market is projected to reach approximately US$28.97 billion. While the majority of this revenue is expected to be generated in the United States (US$13,090.00 million), United Express aims to establish itself as a significant player in this industry through strategic partnerships and acquisitions.

Overall, this strategic acquisition of Fighting Leagues and the assets it brings, including the unique Nevada State Athletic Commission license, positions United Express as a key player in the global sports events and live entertainment industry, with the potential for significant growth and diversification in the future.

The Offering

The selling stockholder identified in this reoffer prospectus may offer and sell up to 1,400,000 shares of our common stock. We have agreed to issue the common stock pursuant to the Laing Advisory Agreement.

The selling stockholder may sell all or a portion of the shares being offered pursuant to this reoffer prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Number of Shares Outstanding

There were 27,972,951 shares of our common stock issued and outstanding as at October 31, 2023.

Use of Proceeds

We will not receive any proceeds from the sale of any shares of our common stock by the selling stockholder.

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Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business. Our business, operating results and financial condition could be seriously harmed by the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

Risks Associated with Our Company

Risks Related to Our Financial Condition and Business Model

We are an emerging growth company with four years historical performance to base an investment decision upon, and we may never become profitable.

We were formed in June 23, 2017. We have 6 years historical performance upon which you may evaluate our prospects for achieving our business objectives and becoming profitable in light of the risks, difficulties and uncertainties frequently encountered by emerging grow companies such as us. To be successful and implement our planned activities we need additional financing which we may not be able to get.

Accordingly, before investing in our common stock, you should consider the challenges, expenses and difficulties that we will face as an early-stage logistic company, and whether we will ever become profitable.

Risks associated with operating in a high-competition industry

We face substantial competition in the industry. Due to our small size, it can be assumed that many of our competitors have significantly greater financial, technical, marketing and other competitive resources. These competitors already have a fleet of vehicles for processing shipments. Accordingly, these competitors may have already begun to establish brand-recognition with consumers. We will attempt to compete against these competitors by developing features that exceed the features offered by competitors. However, we cannot assure you that our shipment services will outperform competing products or those competitors will not develop new products that exceed what we provide. In addition, we may face competition based on price. If our competitors lower the prices on their services, then it may not be possible for us to market our services at prices that are economically viable.

There are a large number of logistic companies that operate in the US, big and small, with various services in search and delivery of goods. Their costs and the expenses are possible lower than ours, therefore we indicated this situation as a high competition area. Also, some companies prefer use 48 or 53 ft. semi-trucks with possible to load more pallets. The standard size for a pallet is 48x45. In a 53-foot truck they can fit 26 pallets in total, 13 on each side or 52 if double stacked. In a 48-foot truck its 24 pallets, 12 on each side or 48 if double stacked. This is when all pallets loaded sideways.

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Cargo van (Mercedes Sprinter 2500) able to take only 4 pallets. In this case, the carrying capacity is our main drawback. Since we don’t use big semi-trucks and trailers, which we do not have, we may be not competitive and unsuccessful in generating sufficient revenue to compete in our business or to become profitable. Should we fail to effectively compete and differentiate ourselves from competitors by developing new business ideas and strategies that will differentiate us from our competition, we will not compete effectively, and our market share, revenues, and growth prospects may be adversely affected and we may be forced to reduce prices and/or limit price increases, which may result in materially reduced margins, net income or market share.

As the small logistic company, we plan to buy and operate our own vans where the transportation expenses highly depend of fuel price, driver’s salary, maintenance, dispatch cost, insurance cost and others, therefore we can’t exactly predict the final expenses when we receive the order. There is a risk that our final expenses will be higher than others logistic companies and our customers can discontinue work with us. As a result, we have to be flexible and keep reasonable prices for our customers. Accordingly, because our revenue source is limited to those fees, we may be unsuccessful in generating sufficient revenue to compete in our business or to become profitable.

Risk relating the possibility of not achieving expected revenue

If we are unable to generate sufficient revenues for our operations, we will need financing, which we may be unable to obtain; should we fail to obtain sufficient financing, our potential revenues will be negatively impacted.

From July 1, 2021 to June 30, 2022 our revenue was $1,069,004. Because we are an Emerging growth company and have small revenues, our future revenues are unpredictable. After our S1 form was declared effective our expenses to be the reporting company may be around $30,000-$40,000 annually. As of June 30, 2022, we had only $7,737 in cash. If we fail to generate sufficient revenues to meet our monthly operating costs and can’t get alternative sources of income, then we will not be able to continue our business. We intend to raise additional funds from an offering of our stock in the future; however, this offering may never occur, or if it occurs, we may be unable to raise the required funding.

Risk if we may not be able to generate sufficient revenues to run our business and maintain our reporting obligations with the SEC

Expenses required to operate a public company will reduce funds available to develop our business and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a public company is more expensive than operating as a private company, including additional funds required to obtain outside assistance from legal, audit, transfer agent, EDGAR, market maker or other professionals that could be more expensive than expected. We may also be required to hire additional staff to comply with SEC reporting requirements. We anticipate that these costs will be approximately $30,000 per year. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition. If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the OTCQB, or if we have secured a qualification, we may lose the qualification and our securities would no longer trade on the OTCQB. Further, if we fail to meet these obligations and consequently fail to satisfy our SEC reporting obligations, investors will then own stock in a company that does not provide the disclosure available in quarterly, annual reports and other required SEC reports that would be otherwise publicly available leading to increased difficulty in selling their stock due to our becoming a non-reporting issuer.

Risk relating when revenue comes from the several groups of customers

Our revenue is coming from companies and private clients and could be reduced if any of these decrease their orders or they cease using our services. As a result, our revenues are mostly coming from dispatch service and from selling appliances. If we are unable to expend our customer base, our revenues and results of operations will be negatively impacted.

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Risk of dilution

We may issue additional shares of our common stock to raise capital that will cause dilution to our existing shareholders.

The source of additional capital to conduct our business will be through the sale of our common stock. Any sales of our common stock will result in dilution to our existing shareholders. As a result, our net income per share, if any, could decrease in future periods, and the market price of our common stock could decline. Further, the perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to a reduction in the selling price of our common stock.

The risk in received payment later or not get it at all

After job is completed, we have to wait up to 30 days to receive the payment. Therefore, our everyday expenses can be hire then our cash flow and delay in payments may force us to temporarily suspend the work.

Sometimes we are faced with situations where for various reasons, the broker does not want to make payment or partially withholds it. This happens if we figure out the driver’s fraud that cargo has been delivered or messed up.

The risk if our vehicles are damaged or break down, we may not be able to service our customers and we could lose them.

We plan to purchase new vans. However long-distance operations, insufficient experience of drivers, overload, engine overheating or others mechanical failure will increase the shipping time. Therefore, if we don’t provide our services in a satisfactory manner, we can lose the customers.

Risks related to our management

Our management has control of our common stock and our shareholders will have limited or no input on any management decisions.

Our management provide their services on a part-time basis. They may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

We do not have an employment agreement with management, nor do we maintain key life insurance. Currently, we do not have any full or part-time employees. If the demands of our business require the full business time of our management, it is possible that they may not be able to devote sufficient time to the management of our business, as and when needed. If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

Our President, CEO and Director, Andrei Stoukan care the company. As our officer, he will manage our day-to-day operations. Even if matters are submitted to a shareholder vote, he will be able to control the outcome of that vote. Therefore, as a minority shareholder, you will have no or limited say in our company management. Unless you are willing to entrust all aspects of our business and operations to Andrei Stoukan, you should not invest in our shares of common stock.

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The risk of losing the ability to use the services of our majority shareholder, our financial condition and proposed expansion may be negatively impacted

We depend upon the services of our key executives, Andrei Stoukan. We do not have employment contracts with him and he can discontinue his service in any time. We are unable to replace his services with equally competent and experienced personnel, our operational goals and strategies may be adversely affected, which will negatively affect our potential revenues.

The risk of incompetence and lack of experience of our management in managing day-to-day public company

Our management has a short-term experience in managing day-to-day public company; as a result, we may incur additional management related expenses pertaining to SEC reporting obligations and SEC compliance matters.

The risk working without audit committee

We do not have an audit committee, or Board of Directors that composed of independent directors. These functions are performed by the Board of Directors as a whole. Because no members of the Board of Directors are independent directors, there is a potential conflict between our director’s interests and our shareholders’ interests.

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

As a company with less than $1.0 billion in total annual gross revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. For as long as we are deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Also, we exempt from Section 404(b) of the Sarbanes-Oxley Act which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefit of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

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Risks Associated with Our Common Stock

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and the FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker- dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements which may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority has adopted rules that require that in recommending an investment to a customer, a broker- dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the Financial Industry Regulatory Authority believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The Financial Industry Regulatory Authority requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Because we can issue additional shares, purchasers of our shares may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 75,000,000 shares. The board of directors of our company has the authority to cause us to issue additional shares, and to determine the rights, preferences and privileges of such shares, without consent of any of our stockholders. Consequently, our stockholders may experience more dilution in their ownership of our company in the future.

Our by-laws contain provisions indemnifying our officers and directors against all costs, charges and expenses incurred by them.

Our by-laws contain provisions with respect to the indemnification of our officers and directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been one of our directors or officers.

Investors’ interests in our company will be diluted and investors may suffer dilution in their net book value per share if we issue additional shares or raise funds through the sale of equity securities.

Our constating documents authorize the issuance of 75,000,000 shares of common stock with a par value of $0.001. In the event that we are required to issue any additional shares or enter into private placements to raise financing through the sale of equity securities, investors” interests in our company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. If we issue any such additional shares, such issuances also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change in our control.

Our by-laws do not contain anti-takeover provisions, which could result in a change of our management and directors if there is a take-over of our company.

We do not currently have a shareholder rights plan or any anti-takeover provisions in our By-laws. Without any anti- takeover provisions, there is no deterrent for a take-over of our company, which may result in a change in our management and directors.

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Forward-Looking Statements

This reoffer prospectus contains forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economic performance or management’s plans and objectives for future operations. In some cases, you can identify forward- looking statements by the use of terminology such as “may”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue” or the negative of these terms or other comparable terminology. Examples of forward-looking statements made in this prospectus include statements about:

●	Our future programs and results,
●	Our future capital expenditures, and
●	Our future investments in and acquisitions of other business operations.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including:

●	General economic and business conditions;
●	Exposure to market risks in our financial instruments;
●	Fluctuations in the levels of our acquisition and operational activities;
●	Risks associated with our transportation logistics division and entertainment division;
●	Competition in both of the above industries;
●	Regulatory uncertainties and potential environmental liabilities; and the risks in the section of this prospectus entitled “Risk Factors”;

any of which may cause our company’s or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

The Offering

The selling stockholder identified in this reoffer prospectus may offer and sell up to 1,400,000 shares of our common stock issued or issuable upon exercise of stock options. We granted the stock options to such selling stockholder pursuant to the Laing Advisory Agreement.

Use of Proceeds

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholder.

Determination of Offering Price

The selling stockholder may sell all or a portion of the shares being offered pursuant to this reoffer prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

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Selling Stockholder

The selling stockholder may offer and sell, from time to time, any or all of shares of our common stock issued or issuable upon exercise of the stock options granted pursuant to our Laing Advisory Agreement.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholder as of October 31, 2023 and the number of shares of our common stock being offered pursuant to this reoffer prospectus. We believe that the selling stockholders have sole voting and investment powers over their shares.

Because the selling stockholder may offer and sell all or only some portion of the 1,400,000 shares of our common stock being offered pursuant to this reoffer prospectus, the numbers in the table below representing the amount and percentage of these shares of our common stock that will be held by the selling stockholders upon termination of the offering are only estimates based on the assumption that each selling stockholder will sell all of his shares of our common stock being offered in the offering.

None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer. We may require the selling stockholders to suspend the sales of the shares of our common stock being offered pursuant to this reoffer prospectus upon the occurrence of any event that makes any statement in this reoffer prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

	Shares Owned by the Selling Stockholder	Total Shares	Number of Shares to Be Owned by Selling Stockholder and Percent of Total Issued and Outstanding Shares After the Offering (1)
Name of Selling Stockholder	before the Offering(1)	Offered in the Offering	# of Shares (2)	% of Class (2),(3)

Callum Arthur Michael Lang**	Nil	1,400,000	Nil	*%

Notes

* Less than 1%.

** Non-Affiliate Advisor or Consultant

(1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding for computing the percentage of the person holding such options, warrants or convertible preferred stock but are not counted as outstanding for computing the percentage of any other person.

(2)	We have assumed that the selling stockholder will sell all of the shares being offered in this offering.

(3)	Based on 27,972,951 shares of our common stock issued and outstanding as of October 31, 2023. Shares of our common stock being offered pursuant to this reoffer prospectus by the selling stockholder are counted as outstanding for computing the percentage of that particular selling stockholder but are not counted as outstanding for computing the percentage of any other person.

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Plan of Distribution

The selling stockholder may, from time to time, sell all or a portion of the shares of our common stock on any market upon which our common stock may be listed or quoted (currently the OTCQB operated by the OTC Markets Inc., in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of our common stock being offered for resale pursuant to this reoffer prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation:

1.	block trades in which the broker or dealer so engaged will attempt to sell the shares of our common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this reoffer prospectus;

3.	an exchange distribution in accordance with the rules of the exchange or quotation system;

4.	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

5.	privately negotiated transactions;

6.	market sales (both long and short to the extent permitted under the federal securities laws);

7.	at the market to or through market makers or into an existing market for the shares;

8.	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

9.	a combination of any aforementioned methods of sale.

In the event of the transfer by any of the selling stockholders of his shares of our common stock or stock options to any pledgee, done or other transferee, we will amend this reoffer prospectus and the registration statement of which this reoffer prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, done or other transferee in place of the selling stockholder who has transferred his shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of our common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of our common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker- dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of our common stock as principal may thereafter resell the shares of our common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resale, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling stockholder and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

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From time to time, any of the selling stockholder may pledge shares of our common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling stockholder, his broker may offer and sell the pledged shares of our common stock from time to time. Upon a sale of the shares of our common stock, we believe that the selling stockholders will satisfy the prospectus delivery requirements under the Securities Act of 1933. We will be file amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event any of the selling stockholders’ defaults under any customer agreement with brokers.

To the extent required under the Securities Act of 1933, a post-effective amendment to the registration statement of which this reoffer prospectus forms a part will be filed disclosing the name of any broker-dealers, the number of shares of our common stock involved, the price at which our common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this reoffer prospectus and other facts material to the transaction.

We and the selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of our common stock.

All expenses for this reoffer prospectus and related registration statement including legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of our common stock being offered pursuant to this reoffer prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

Experts and Counsel

Our financial statements for the years ended June 30, 2023 and 2022 incorporated in this reoffer prospectus by reference from our annual report on Form 10-K/A for the year ended June 30, 2023 filed with the Securities and Exchange Commission on August 10, 2023, 2020 have been audited by Yusufali & Associates, LLC which are incorporated herein by reference, and have been so incorporated in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

William (Bill) Macdonald Esq., with an office address at 641 Lexington Avenue, 13th Floor, New York, NY 10022 has provided an opinion on the validity of the shares of our common stock being offered pursuant to this reoffer prospectus.

Interest of Named Experts and Counsel

No expert named in the registration statement of which this reoffer prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this reoffer prospectus as having given an opinion upon the validity of the securities being offered pursuant to this reoffer prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

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Material Changes

There have been no material changes to the affairs of our company since June 30, 2023 which have not previously been described in a report on Form 10-Q or Form 8-K filed with the Securities and Exchange Commission.

Incorporation of Certain Information by Reference

The following documents filed by our company with the Securities and Exchange Commission are incorporated into this registration statement by reference:

1.	Our amended annual report on Form 10-K/A for the year ended June 30, 2023 filed on August 10, 2023;

2.	Our current reports on Form 8-K filed on October 18, 2023 and August 14, 2023;

3.	The description of our common stock contained in our registration statement on Form S-1/A filed on February 25, 2019, including any amendments or reports filed for the purpose of updating such description.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to the registration statement of which this reoffer prospectus forms a part have been sold or deregistering all securities then remaining unsold, will be deemed to be incorporated by reference into this reoffer prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this reoffer prospectus will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained in this reoffer prospectus or in any subsequently filed document that is also incorporated by reference in this reoffer prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

Where You Can Find More Information

We will provide to each person, including any beneficial owner, to whom this reoffer prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this reoffer prospectus but not delivered with this reoffer prospectus, upon written or oral request of such person at no cost to such person. Please send us such request by writing to United Express Inc. at 4345 W. Post Road, Las Vegas, Nevada 89118, or by calling the company at 949-350-0123.

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov. The public may also read and copy any materials we file with the Securities and Exchange Commission at its public reference room at 100 F Street, N.E. Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

We have filed with the Securities and Exchange Commission a registration statement on Form S-8 under the Securities Act of 1933 with respect to the securities offered under this reoffer prospectus. This reoffer prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. This reoffer prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date of this reoffer prospectus.

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1,400,000

United Express Inc.

Common Stock

Prospectus

November 22, 2023

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Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by our company with the Securities and Exchange Commission are incorporated into this registration statement by reference:

1.	Our amended annual report on Form 10-K/A for the year ended June 30, 2023 filed on August 10, 2023;

2.	Our current reports on Form 8-K filed on October 18, 2023 and August 14, 2023;

3.	The description of our common stock contained in our registration statement on Form S-1/A filed on February 25, 2019, including any amendments or reports filed for the purpose of updating such description.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this registration statement have been sold or deregistering all securities then remaining unsold, will be deemed to be incorporated by reference into this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document that is also incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

No expert named in this registration statement as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with this registration statement) or counsel named in this registration statement as having given an opinion upon the validity of the securities being offered pursuant to this registration statement or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also, at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Item 6. Indemnification of Directors and Officers.

Nevada Revised Statutes provide that:

●	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

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●	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

●	to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

●	by our stockholders;

●	by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

●	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

●	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

●	by court order.

Nevada Revised Statutes provide that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Our bylaws provide that:

●	our directors must cause our company to indemnify a director or former director of our company and our directors may cause our company to indemnify a director or former director of a corporation of which our company is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a director of our company or a director of such corporation, including an action brought by us or another corporation. Each director of our company on being elected or appointed is deemed to have contracted with our company on the terms of the foregoing indemnity;

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●	our directors may cause our company to indemnify an officer, employee or agent of our company or of a corporation of which our company is or was a shareholder (notwithstanding that he is also a director of our company), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of our company or another corporation. In addition we must indemnify the Secretary or an Assistance Secretary of our company (if he is not a full time employee of our company and notwithstanding that he is also a director of our company), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Nevada corporate law, or our articles of incorporation and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with our company on the terms of the foregoing indemnity; and

Our directors may cause our company to purchase and maintain insurance for the benefit of a person who is or was serving as a director, officer, employee or agent of our company or as a director, officer, employee or agent of a corporation of which our company is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Number	Description

4.1	Advisory and Consultancy Agreement between United Express Inc. and Callum Arthur Michael Laing, dated October 1, 2023*

5.1	Opinion of William (Bill) Macdonald, Esq.*

23.1	Consent of William (Bill) Macdonald, Esq. (included in the Opinion filed as Exhibit 5.1)

23.2	Consent of Yusufali & Associates, LLC *

24.1	Powers of Attorney (included on the signature pages to this registration statement)

107	Filing Fee Table*

*Filed herewith.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

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ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on November 22, 2023.

United Express Inc.

By:

/s/ Andrei Stoukan
Andrei Stoukan
(Chief Executive Officer), (Chief Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Andrei Stoukan
Andrei Stoukan
Director
Date: November 22, 2023

/s/ Ralph White
Ralph White
Director
Date: November 22, 2023

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